                                                                    Exhibit 23.6

                   Consent of Independent Public Accountants

   As independent public accountants, we hereby consent to the use of our report (and to all references to our Firm) including in or made a part of this registration statement.

Arthur Andersen LLP

New York, New York
February 8, 2000